Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Florida Public Utilities Company
West Palm Beach, Florida
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (No. 333-160795) of our report dated March 20, 2009, relating to the consolidated financial statements of Florida Public Utilities Company, which is incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

West Palm Beach, Florida	/s/BDO Seidman, LLP
September 8, 2009	Certified Public Accountants